                                   EXHIBIT 11

               STATEMENT  RE:  COMPUTATION OF EARNINGS PER SHARE

                             CARMIKE CINEMAS, INC.


                                                                    Years Ended December 3l
                                                            ---------------------------------------
                                                              1995          1994           1993
                                                            --------      ---------      ----------
                                                             (In thousands, except per share data)
PRIMARY:
  Average shares outstanding                                  11,161          8,312           7,756
  Net effect of dilutive stock
     options and warrants based
     on the treasury stock method
     using average market price                                   99            165             161
                                                            --------      ---------      ----------
                 Totals                                       11,260          8,477           7,917
                                                            ========      =========      ==========



Income before cumulative
  effect of change in accounting                            $ 13,087      $  16,953      $   11,861
Cumulative effect of change in accounting                        -0-            -0-             390
                                                            --------      ---------      ----------
                       NET INCOME                           $ 13,087      $  16,953      $   12,251
                                                            ========      =========      ==========

  Earnings per share:
   Income before cumulative
     effect of change in accounting                         $   1.16      $    2.00      $     1.50
   Cumulative effect of change in accounting                     -0-            -0-             .05
                                                            --------      ---------      ----------
         NET INCOME PER SHARE                               $   1.16      $    2.00      $     1.55
                                                            ========      =========      ==========





Note: Fully diluted calculation is not presented because dilution is less than 3%.